UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2024

MALIBU BOATS, INC.
(Exact Name of Registrant as specified in its charter)
Commission file number: 001-36290

Delaware	5075 Kimberly Way,	Loudon,	Tennessee	37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)				(I.R.S. Employer Identification No.)

(865)	458-5478
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	MBUU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 23, 2024, at the Company’s annual meeting of stockholders (the “Annual Meeting”), the Company’s stockholders approved the Malibu Boats, Inc. 2024 Performance Incentive Plan (the “2024 Plan”), as described in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on September 19, 2024 (the “Proxy Statement”) to replace the Malibu Boats, Inc. Long-Term Incentive Plan (the “LTI Plan”), effective as of the date of stockholder approval. The 2024 Plan, which was previously approved by the Board of Directors of the Company, subject to stockholder approval, permits the Company to grant equity awards with respect to a maximum of (i) 1,020,000 shares of the Company’s common stock, plus (ii) the number of shares subject to stock options granted under the LTI Plan and outstanding as of the date of the Annual Meeting, which expire, or for any reason are cancelled or terminated, after the date of the Annual Meeting without being exercised, plus (iii) the number of any shares subject to restricted stock unit awards under the LTI Plan that are outstanding and unvested as of the date of the Annual Meeting which are forfeited, terminated, cancelled, or otherwise reacquired after the date of the Annual Meeting without having become vested. The Company’s directors, officers and employees, as well as any of the officers or employees of the Company’s subsidiaries, certain consultants and advisors are currently eligible to receive equity awards under the 2024 Plan.
A summary of the 2024 Plan is set forth in the Company’s Proxy Statement. The summary to the 2024 Plan is qualified in its entirety by reference to the text of the 2024 Plan, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.
Item 5.03 Amendments to Articles of Incorporation or Bylaws.
On October 23, 2024, the Board of Directors (the “Board”) of the Company approved and adopted an amendment and restatement of the Company’s bylaws (as so amended, the “Bylaws”), which became effective immediately upon approval. The amendment and restatement revise the advance notice provisions of the bylaws to remove or clarify certain informational and other requirements for stockholder proponents and director nominees, including removing the requirement to disclose compensatory and other monetary agreements with persons acting in concert with the stockholder proponent. The Bylaws also provide that any stockholder soliciting proxies from other stockholders must use a proxy card color other than white, with the white proxy card being reserved for the exclusive use by the Board of Directors.
The foregoing description of the changes contained in the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company’s stockholders voted on the matters disclosed in the Proxy Statement. The final voting results for the matters submitted to a vote of the Company’s stockholders are provided below.
The total number of shares present in person or by proxy was equal to 90.11% of the outstanding voting power of all shares of the Company’s capital stock entitled to vote at the annual meeting, thereby constituting a quorum for the purpose of the annual meeting. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present. All matters presented to the Company’s stockholders at the annual meeting were voted on by the holders of the Company’s Class A common stock and Class B common stock, voting together as a single class.

Proposal 1: Election of Directors

The Company’s stockholders elected the three individuals below to serve as Class II directors until the Company’s 2027 annual meeting of stockholders and until their successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
James R. Buch	12,475,702	5,010,576	817,297
Steven D. Menneto	17,382,313	103,965	817,297
Peter E. Murphy	12,582,309	4,903,969	817,297

Proposal 2: Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025.

Votes For	Votes Against	Abstentions
18,214,001	78,998	10,576

Proposal 3: Approval, on a Non-binding Advisory Basis, of the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company's named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,085,646	378,311	22,321	817,297

Proposal 4: Approval of the Company's 2024 Performance Incentive Plan

The Company’s stockholders approved the Company's 2024 Performance Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,290,458	1,192,329	3,491	817,297

Item 9.01 Financial Statements and Exhibits.

Exhibit 3.1	Second Amended and Restated Bylaws of Malibu Boats, Inc., dated October 23, 2024
Exhibit 10.1	Malibu Boats, Inc.’s 2024 Performance Incentive Plan
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Malibu Boats, Inc.

Date: October 28, 2024	/s/ Steven D. Menneto
Steven D. Menneto
Chief Executive Officer